Exhibit 23.12

[LETTERHEAD OF MAISTO E ASSOCIATI]

CONSENT OF MAISTO E ASSOCIATI

We hereby consent to the reference to our firm under the caption “Legal Matters” contained in the Registration Statement on Form F-4 (including the prospectus contained therein) filed with the U.S. Securities and Exchange Commission by Telecom Italia Capital and Telecom Italia S.p.A.

MAISTO E ASSOCIATI

/S/    RICCARDO MICHELUTTI

Milan, 10 June 2004